Exhibit 10

EXECUTION COPY

U.S. $500,000,000

FIVE YEAR CREDIT AGREEMENT

Dated as of July 26, 2005

Among

SEALED AIR CORPORATION

as Company

SEALED AIR CORPORATION (US)

CRYOVAC, INC.

and

SEALED AIR LUXEMBOURG S.C.A.

as Borrowers

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

BANK OF AMERICA, N.A.

as Syndication Agent

ABN AMRO BANK N.V.

BNP PARIBAS

and

CALYON NEW YORK BRANCH

as Documentation Agents

CITICORP USA, INC.,

as Agent

and

CITIGROUP GLOBAL MARKETS INC.

and

BANC OF AMERICA SECURITIES LLC

as Lead Arrangers

TABLE OF CONTENTS

ARTICLE I

SECTION 1.01. Certain Defined Terms

SECTION 1.02. Computation of Time Periods

SECTION 1.03. Accounting Terms

ARTICLE II

SECTION 2.01. The Advances and Letters of Credit

SECTION 2.02. Making the Revolving Credit Advances and Swing Line Advances

SECTION 2.03. The Competitive Bid Advances

SECTION 2.04. Issuance of and Drawings and Reimbursement Under Letters of Credit

SECTION 2.05. Fees

SECTION 2.06. Termination or Reduction of the Commitments

SECTION 2.07. Repayment of Revolving Credit Advances

SECTION 2.08. Interest on Revolving Credit Advances and Swing Line Advances

SECTION 2.09. Interest Rate Determination

SECTION 2.10. Optional Conversion of Revolving Credit Advances

SECTION 2.11. Prepayments of Revolving Credit Advances and Swing Line Advances

SECTION 2.12. Increased Costs

SECTION 2.13. Illegality

SECTION 2.14. Payments and Computations

SECTION 2.15. Taxes

SECTION 2.16. Sharing of Payments, Etc.

SECTION 2.17. Evidence of Debt

SECTION 2.18. Use of Proceeds

SECTION 2.19. Increase in the Aggregate Commitments

SECTION 2.20. Extension of Termination Date

ARTICLE III

SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03

SECTION 3.02. Initial Advance to Each Designated Subsidiary

SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing, Swing Line Borrowing, Issuance, Commitment Increase and Extension Date.

SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing

SECTION 3.05. Determinations Under Section 3.01

ARTICLE IV

SECTION 4.01. Representations and Warranties of the Borrower

ARTICLE V

SECTION 5.01. Affirmative Covenants

SECTION 5.02. Negative Covenants

SECTION 5.03. Financial Covenants

ARTICLE VI

SECTION 6.01. Events of Default

SECTION 6.02. Actions in Respect of the Letters of Credit upon Default

ARTICLE VII

SECTION 7.01. Guaranty

SECTION 7.02. Guaranty Absolute

SECTION 7.03. Waivers and Acknowledgments

SECTION 7.04. Subrogation

SECTION 7.05. Subordination

SECTION 7.06. Continuing Guaranty; Assignments

ARTICLE VIII

SECTION 8.01. Authorization and Action

SECTION 8.02. Agent’s Reliance, Etc.

SECTION 8.03. CUSA and Affiliates

SECTION 8.04. Lender Credit Decision

SECTION 8.05. Indemnification

SECTION 8.06. Successor Agent

SECTION 8.07. Sub-Agent

SECTION 8.08. Other Agents.

ARTICLE IX

SECTION 9.01. Amendments, Etc.

SECTION 9.02. Notices, Etc.

SECTION 9.03. No Waiver; Remedies

SECTION 9.04. Costs and Expenses

SECTION 9.05. Right of Set-off

SECTION 9.06. Binding Effect

SECTION 9.07. Assignments and Participations

SECTION 9.08. Confidentiality

SECTION 9.09. Designated Subsidiaries

SECTION 9.10. Governing Law

SECTION 9.11. Execution in Counterparts

SECTION 9.12. Judgment

SECTION 9.13. Jurisdiction, Etc.

SECTION 9.14. Substitution of Currency

SECTION 9.15. No Liability of the Issuing Banks

SECTION 9.16. Patriot Act

SECTION 9.17. Waiver of Jury Trial

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 2.01(c) – Existing Letters of Credit

Schedule 4.01(j) – Material Subsidiaries

Schedule 5.02(b)(ii) - Existing Subsidiary Indebtedness

Exhibits

Exhibit A-1	-	Form of Revolving Credit Note

Exhibit A-2	-	Form of Competitive Bid Note

Exhibit B-1	-	Form of Notice of Revolving Credit Borrowing

Exhibit B-2	-	Form of Notice of Competitive Bid Borrowing

Exhibit C	-	Form of Assignment and Acceptance

Exhibit D	-	Form of Subsidiary Guaranty

Exhibit E	-	Form of Opinion of Counsel for the Loan Parties

Exhibit F	-	Form of Borrower Designation Agreement

FIVE YEAR CREDIT AGREEMENT

Dated as of July 26, 2005

SEALED AIR CORPORATION, a Delaware corporation (the “Company”), SEALED AIR CORPORATION (US), a Delaware corporation (“SAC(US)”), CRYOVAC, INC., a Delaware corporation (“Cryovac”), and SEALED AIR LUXEMBOURG S.C.A., a Luxembourg corporation (“Lux SCA”; the Company, SAC(US), Cryovac and Lux SCA are, collectively, the “Initial Borrowers”), the banks and other financial institutions (the “Initial Lenders”) and the initial issuing banks (the “Initial Issuing Banks”) listed on the signature pages hereof, and CITICORP USA, INC. (“CUSA”), as agent (the “Agent”) for the Lenders (as hereinafter defined), agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting Charges” means asset write-downs, restructuring charges and other similar accounting charges, whether or not such charges require a cash payment at any time.

“Acquired Entities” means any Person that becomes a Subsidiary as a result of an Acquisition.

“Acquisition” means (i) an investment by the Company or any of its Subsidiaries in any Person (other than the Company or any of its Subsidiaries) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitutes substantially all of the assets of such Person or any division or line or business of such Person.

“Advance” means a Revolving Credit Advance, a Swing Line Advance or a Competitive Bid Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at Two Penns Way, New Castle, Delaware  19720, Account No. 36852248, Attention:  Bank Loan Syndications, (b) in the case of Advances denominated in any Foreign Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for Eurocurrency Rate Advances
Level 1 A- or A3 or above	0.000%	0.265%
Level 2 BBB+ or Baa1	0.000%	0.325%
Level 3 BBB and Baa2	0.000%	0.415%
Level 4 BBB or Baa2	0.000%	0.500%
Level 5 BBB- and Baa3	0.000%	0.600%
Level 6 BBB- or Baa3	0.000%	0.700%
Level 7 BB+ or Ba1	0.000%	1.000%
Level 8 BB or Ba2 or lower	0.350%	1.350%

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 A- or A3 or above	0.085%
Level 2 BBB+ or Baa1	0.100%
Level 3 BBB and Baa2	0.110%
Level 4 BBB or Baa2	0.125%
Level 5 BBB- and Baa3	0.150%
Level 6 BBB- or Baa3	0.175%
Level 7 BB+ or Ba1	0.250%
Level 8 BB or Ba2 or lower	0.400%

“Applicable Utilization Fee” means, as of any date that the sum of the aggregate principal amount of outstanding Advances plus the aggregate Available Amount of outstanding Letters of Credit exceed 50%

of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Utilization Fee
Level 1 A- or A3 or above	0.075%
Level 2 BBB+ or Baa1	0.100%
Level 3 BBB and Baa2	0.100%
Level 4 BBB or Baa2	0.125%
Level 5 BBB- and Baa3	0.125%
Level 6 BBB- or Baa3	0.125%
Level 7 BB+ or Ba1	0.125%
Level 8 BB or Ba2 or lower	0.250%

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Assuming Lender” has the meaning specified in Section 2.19(d).

“Assumption Agreement” has the meaning specified in Section 2.19(d)(ii).

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Code” has the meaning specified in Section 6.01(e).

“Bankruptcy Law” means the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a)                                  the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and

(b)                                 ½ of one percent per annum above the Federal Funds Rate.

“Base Rate Advance” means a Revolving Credit Advance or a Swing Line Advance, in each case denominated in Dollars, that bears interest as provided in Section 2.08(a)(i).

“Borrower Designation Agreement” means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit F hereto signed by such Designated Subsidiary and the Company.

“Borrowers” means, collectively, each Initial Borrower and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.09.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Competitive Bid Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

“Capital Lease” means any lease of property which, in accordance with generally accepted accounting principles, would be required to be capitalized on the balance sheet of the lessee.

“Change of Control” means the occurrence of either of the following:  (i) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding an employee benefit or stock ownership plan of the Company, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more on a fully diluted basis of the voting stock of the Company or shall have the right to elect a majority of the directors of the Company or (ii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors.

“Citibank” means Citibank, N.A., a national banking association.

“Commitment” means a Revolving Credit Commitment or a Letter of Credit Commitment.

“Commitment Date” has the meaning specified in Section 2.19(b).

“Commitment Increase” has the meaning specified in Section 2.19(a).

“Committed Currencies” means lawful currency of Australia, lawful currency of Canada, Euros, lawful currency of Japan, lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of The Swiss Federation and lawful currency of New Zealand.

“Competitive Bid Advance” means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

“Competitive Bid Borrowing” means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

“Competitive Bid Note” means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

“Confidential Information” has the meaning specified in Section 9.08.

“Consenting Lender” has the meaning specified in Section 2.20(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Assets” means, at any date, the total assets of the Company and its Subsidiaries as at such date determined on a Consolidated basis in accordance with GAAP.

“Consolidated Debt” means, at any time, the sum of (a) all amounts invested by a purchaser (and not repaid) under a Permitted Receivables Financing, (b) all Indebtedness (other than Contingent Obligations) of the Company and its Subsidiaries determined on a Consolidated basis and (c) the amount of “Asbestos Settlement Liability” as shown on the Consolidated balance sheet of the Company and its Subsidiaries.

“Consolidated Interest Expense” for any period means total interest expense (including amounts properly attributable to interest with respect to capital leases in accordance with generally accepted accounting principles and amortization of debt discount and debt issuance costs) of the Company and its Subsidiaries on a Consolidated basis for such period.

“Consolidated Liabilities” means, at any date, the sum of all liabilities of the Company and its Subsidiaries as at such date determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Debt” means, at any time, Consolidated Debt less cash, cash equivalents and short-term investments of the Company and its Domestic Subsidiaries as reflected on the consolidated balance sheets of the Company and such Subsidiaries to the extent that the aggregate of such cash, cash equivalents and short-term investments exceeds $50,000,000.

“Consolidated Stockholders’ Equity” means, at any date, the remainder of (a) Consolidated Assets as at such date, minus (b) Consolidated Liabilities as at such date.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the amount such Person guarantees but in any event not more than the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” means the directors of the Company on the Effective Date and each other director, if such director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.09 or 2.10.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Designated Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

“Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.

“EBITDA” for any period means the Consolidated net income (or loss) of the Company and its Subsidiaries for such period, adjusted by adding thereto (or subtracting in the case of a gain) the following amounts to the extent deducted or included, as applicable, and without duplication, when calculating Consolidated net income (a) Consolidated Interest Expense, (b) income taxes, (c) any extraordinary gains or losses, (d) gains or losses from sales of assets (other than from sales of inventory in the ordinary course of business), (e) all amortization of goodwill and other intangibles, (f) depreciation, (g) all non-cash contributions or accruals to or with respect to deferred profit sharing or compensation plans, (h) any non-cash gains or losses resulting from the cumulative effect of changes in accounting principles, (i) non-cash restructuring charges, (j) restructuring charges and losses on debt redemption and repurchases incurred in 2004 in an aggregate amount of $65,000,000 and (k) up to $35,000,000 in charges for losses on debt repurchase and redemption incurred in the period from June 30, 2005 through September 30, 2006; provided that there shall be included in such determination for such period all such amounts attributable to any Acquired Entity acquired during such period pursuant to an Acquisition to the extent not subsequently sold or otherwise disposed of during such period for the portion of such period prior to such Acquisition; provided further that any amounts added to Consolidated net income pursuant to clause (g) above for any period shall be deducted from Consolidated net income for the period, if ever, in which such amounts are paid in cash by the Company or any of its Subsidiaries.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, such approvals not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

“EMU” means the Economic and Monetary Union as contemplated by the Treaty on European Union.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Subsidiaries under any Environmental Law (hereafter “Claims”) or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

“Environmental Law” means any foreign, federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment or Hazardous Materials.

“Equivalent” in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent’s principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent’s principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means any person (as defined in Section 3(9) of ERISA)  which together with the Company or any of its Subsidiaries would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) and (o) or the Internal Revenue Code or (ii) as a result of the Company or any of its Subsidiaries being or having been a general partner of such person.

“EURIBO Rate” means the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal (x) in the case of Revolving Credit Borrowings, to such Reference Bank’s Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.09) or (y) in the case of Competitive Bid Borrowings, to the amount that would be the Reference Banks’ respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.09).

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a)(i) in the case of any Revolving Credit Advance denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Revolving Credit Advance denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.  If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.08(a)(ii).

“Eurocurrency Rate Reserve Percentage” for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Extension Date” has the meaning specified in Section 2.20(b).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Rate Advances” has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in Dollars or in any Foreign Currency.

“Foreign Currency” means any Committed Currency and any other lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

“Foreign Subsidiary” means (i) each Subsidiary of the Company not incorporated under the laws of the United States or of any State thereof and (ii) any other Subsidiary of the Company substantially all of the operations of which remain outside the United States.

“GAAP” has the meaning specified in Section 1.03.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Hazardous Materials” means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect under any applicable Environmental Law.

“Increase Date” has the meaning specified in Section 2.19(a).

“Increasing Lender” has the meaning specified in Section 2.19(b).

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) to the extent such amounts would in accordance with GAAP be recorded as debt on a balance sheet of such Person, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than letters of credit which secure obligations in respect of trade payables or other letters of credit not securing Indebtedness, unless such reimbursement obligation remains unsatisfied for more than 3 Business Days), (vi) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (vii) all Contingent Obligations of such Person minus the portion of such Contingent Obligation which is secured by a letter of credit naming such Person as beneficiary issued by a bank which, at the time of the issuance (or any renewal or extension) of such letter of credit has a long term senior unsecured indebtedness rating of at least A by S&P or A2 by Moody’s.

“Information Memorandum” means the information memorandum dated June      , 2005 used by the Agent in connection with the syndication of the Commitments.

“Interest Coverage Ratio” for any period means the ratio of EBITDA to the sum of (i) Consolidated Interest Expense for such period and (ii) the aggregate principal amount of dividends paid or accrued on the Company’s preferred stock during such period.

“Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the Borrower requesting the Borrowing may, upon notice received by the Agent not later than

11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)                                  such Borrower may not select any Interest Period that ends after the Termination Date;

(b)                                 Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

(c)                                  in the case of any such Revolving Credit Borrowing, such Borrower shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any  or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by such Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine or twelve months;

(d)                                 whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(e)                                  whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Internal Revenue Code are to the Internal Revenue Code as in effect at the date of this Agreement, and to any subsequent provisions of the Internal Revenue Code amendatory thereof, supplemental thereto or substituted therefor.

“Issuing Bank” means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

“L/C Cash Deposit Account” means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

“L/C Related Documents” has the meaning specified in Section 2.07(c)(i).

“Lenders” means the Initial  Lenders, each Issuing Bank, the Swing Line Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.19 or 2.20 and each Person that shall become a party hereto pursuant to Section 9.07.

“Letter of Credit” has the meaning specified in Section 2.01(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.04(a).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit denominated in Dollars to any Borrower in (a) the amount set forth opposite the Issuing Bank’s name on the signature pages hereto under the caption “Letter of Credit Commitment”, (b) if such Issuing Bank has become an Issuing Bank hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement, or (c) if such Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(g) as such Issuing Bank’s “Letter of Credit Commitment”, in each case as such amount may be reduced prior to such time pursuant to Section 2.06.

“Letter of Credit Facility” means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, (b) $25,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

“Leverage Ratio” means (a) at any time prior to the Release Date, the ratio of Consolidated Net Debt at such time to EBITDA for the Test Period last ended and (b) on and after the Release Date, the ratio of Consolidated Debt at such time to EBITDA for the Test Period then ended.

“LIBO Rate” means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a)(i) in the case of any Competitive Bid Borrowing denominated in Dollars or any Foreign Currency other than Euros, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Foreign Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Foreign Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks’ respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or (ii) in the case of any Competitive Bid Borrowing denominated in Euros, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.  If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

“LIBO Rate Advances” means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease).

“Loan Document” means this Agreement, the Notes, the other L/C Related Documents and the Subsidiary Guaranty.

“Loan Parties” means each Borrower and each Subsidiary Guarantor.

“Margin Stock” has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Acquisition” means an Acquisition in which the aggregate purchase price paid in cash or property (other than property consisting of equity shares or interests or other equivalents of corporate stock of, or partnership or other ownership interests in, the Company), equals or exceeds 10% of the sum (calculated without giving effect to such Acquisition) of (i) Consolidated Debt (determined as at the end of the most recently ended fiscal quarter of the Company), plus (ii) Consolidated Stockholders’ Equity (determined as at the end of the then most recently ended fiscal quarter of the Company), plus (iii) any increase thereof attributable to any equity offerings or issuances of capital stock occurring subsequent to the end of such fiscal quarter and before any such purchase or acquisition.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Company to perform its obligations under this Agreement or any Note.

“Material Subsidiary” means any Borrower and any other Subsidiary of the Company that, directly or indirectly through a Subsidiary, either (a) owns assets with a book value in excess of 2% of the book value of the Consolidated Assets measured as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a)(i) or (ii) or (b) generated annual revenues in excess of 2% of the revenues of the company and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a)(i) or (ii) (determined in each case, if a Material Acquisition occurs, on a pro forma basis assuming such Material Acquisition had been consummated on the first day of the most recently ended four fiscal quarter period).

“Minimum Liquidity” means the sum of (a) cash, cash equivalents and short-term investments of the Company and its Domestic Subsidiaries as reflected on the consolidated balance sheets of the Company and such Subsidiaries, (b) amounts available to be borrowed under committed lines of credit by the Company and its Domestic Subsidiaries, (c) amounts available under a Permitted Receivables Financing and (d) amounts available to be borrowed under the Dual-Currency Revolving Credit Facility Agreement dated as of March 12, 2002, amended and restated as of March 11, 2005 among Cryovac Australia Pty Ltd, Sealed Air (New Zealand), Citisecurities Limited, Salomon Smith Barney Australia Securities Pty Limited, Westpac Banking Corporation and the financiers parties thereto, as such agreement may be further amended, supplemented, replaced or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Consenting Lender” has the meaning specified in Section 2.20(b).

“Note” means a Revolving Credit Note or a Competitive Bid Note.

“Notice of Competitive Bid Borrowing” has the meaning specified in Section 2.03(a).

“Notice of Issuance” has the meaning specified in Section 2.04(a).

“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Payment Office” means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

“Permitted Encumbrances” means, as of any particular time, (i) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such real property and which do not secure Indebtedness and do not materially impair such real property for the purpose for which it is held or materially interfere with the conduct of the business of the Company or any of its Subsidiaries and (ii) municipal and zoning ordinances, which are not violated by the existing improvements and the present use made by the Company or any of its Subsidiaries of such real property.

“Permitted Receivables Financing” shall have the meaning provided in Section 5.02(e)(ii).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any multiemployer or single-employer plan subject to Title IV of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute to) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Post-Petition Interest” has the meaning specified in Section 7.05.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.  For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 8 under the definition of “Applicable Margin”, “Applicable Percentage” or “Applicable Utilization Fee”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless the such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change its system of classification after the date hereof, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Put Event” has the meaning specified in Section 2.06(b).

“Ratable Share” of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time and the denominator of which is the aggregate Revolving Credit Commitments at such time and (b) such amount.

“Reference Banks” means Citibank, Bank of America, N.A., ABN AMRO Bank N.V. and BNP Paribas.

“Register” has the meaning specified in Section 9.07(d).

“Release Date” means the earlier of (a) the funding of the Settlement Agreement (after the approval and implementation thereof in the plan of reorganization of W.R. Grace & Co.) and the release of the Company from liability with respect to all current and future asbestos-related claims pursuant to the Settlement Agreement and (b) the Company being otherwise fully released from its liability with respect to such asbestos-related claims (due to changes in federal legislation and rendering of payment, or otherwise).

“Reportable Event” means an event described in Section 4043(b) and (c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

“Revolving Credit Advance” means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of  Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a).

“Revolving Credit Borrowing Minimum” means, in respect of Revolving Credit Advances denominated in Dollars, $5,000,000, and in respect of Revolving Credit Advances denominated in any Foreign Currency, the Equivalent of $5,000,000 in such Foreign Currency.

“Revolving Credit Borrowing Multiple” means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000, and in respect of Revolving Credit Advances denominated in any Foreign Currency, the Equivalent of $1,000,000 in such Foreign Currency.

“Revolving Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement, or (c) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.06 or increased pursuant to Section 2.19.

“Revolving Credit Note” means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.17 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Senior Financial Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Treasurer of the Company.

“Settlement Agreement” means the Settlement Agreement and Release, dated November 10, 2003, among the Company, the Official Committee of Asbestos Personal Injury Claimants, the Official Committee of Asbestos Property Damage Claimants and Cryovac, as may be amended, supplemented or modified from time to time in accordance with Section 5.02(h) hereof.

“Sub-Agent” means Citibank International plc.

“Subordinated Obligations” has the meaning specified in Section 7.05.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantor” means each Material Subsidiary that is also a Domestic Subsidiary and that is a party to the Subsidiary Guaranty.

“Subsidiary Guaranty” has the meaning specified in Section 3.01(d)(ii).

“Subsidiary Guaranty Release Date” means the first date on which the Public Debt Rating is BBB or better from S&P and Baa2 or better from Moody’s.

“Swing Line Advance” means an advance made by the Swing Line Bank pursuant to Section 2.01(b) or any other Lender by purchase from the Swing Line Bank pursuant to Section 2.02(b).

“Swing Line Advance Maturity Date” has the meaning specified in Section 2.02(b).

“Swing Line Bank” means CUSA.

“Swing Line Borrowing” means a Borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

“Termination Date” means the earlier of (a) July 26, 2010, subject to the extension thereof pursuant to Section 2.20 and (b) the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.20 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

“Test Period” means the four consecutive fiscal quarters of the Company then last ended, in each case taken as one accounting period.

“Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of such Plan.

“Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit to any Borrower in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

“Unused Commitment” means, with respect to each Lender at any time, (a) the amount of such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances (based in respect of any Revolving Credit Advances denominated in a Committed Currency on the Equivalent in Dollars at such time) made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Competitive Bid Advances outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances outstanding at such time.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

SECTION 1.02.  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from”  means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03.  Accounting Terms.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred with by the Borrower’s independent public accountants) with the most recent audited Consolidated financial statements of the Borrower delivered to the Agent (“GAAP”), provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower’s compliance with such covenant shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

SECTION 2.01.  The Advances and Letters of Credit.  (a)  Revolving Credit Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed such Lender’s Unused Commitment.  Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or the Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving

Credit Commitments.  Within the limits of each Lender’s Revolving Credit Commitment, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(a).

(b)                                 The Swing Line Advances.  The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to any Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $25,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Advance not to exceed the Unused Commitments of the Lenders immediately prior to the making of such Advance  The Swing Line Bank agrees to make one or more Swing Line Advances on any Business Day.  No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance.  Each Swing Line Borrowing shall be in an amount of $2,500,000 or an integral multiple of $500,000 in excess thereof and shall consist of a Base Rate Advance made by the Swing Line Bank.  Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, any Borrower may borrow under this 2.01(b), prepay pursuant to Section 2.11 and reborrow under this Section 2.01(b).

(c)                                  Letters of Credit.  Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a “Letter of Credit”) for the account of the relevant Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by all Issuing Banks not to exceed at any time the Letter of Credit Facility at such time, (ii) in an amount for each Issuing Bank not to exceed the amount of such Issuing Banks’ Letter of Credit Commitment at such time and (iii) in an amount for each such Letter of Credit not to exceed an amount equal to the aggregate Unused Commitments of the Lenders at such time.  Each Letter of Credit shall be in an amount of $500,000 or more and shall be denominated in Dollars.  No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) of greater than one year or later than the Termination Date; provided that any Letter of Credit which provides for automatic one-year extension(s) of such expiration date shall be deemed to comply with the foregoing requirement if the Issuing Bank has the unconditional right to prevent any such automatic extension from taking place.  Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).  Each letter of credit listed on Schedule 2.01(c) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.04, be deemed to be an Issuing Bank for each such letter of credit, provided that any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.  The terms “issue”, “issued”, “issuance” and all similar terms, when applied to a Letter of Credit, shall include any renewal, extension or amendment thereof.

SECTION 2.02.  Making the Revolving Credit Advances and Swing Line Advances.  (a)  Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex.  Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telephone, confirmed promptly in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance.  Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the applicable Borrowing at the address and in the account of such Borrower specified in the applicable Notice of Revolving Credit Borrowing.

(b)                                 Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the Borrower to the Swing Line Bank and the Agent, of which the Agent shall give prompt notice to the Lenders.  Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed promptly in writing, or telecopier or telex, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the tenth Business Day after the requested date of such Borrowing and (B) the Termination Date (the “Swing Line Advance Maturity Date”)).  The Swing Line Bank shall, before 1:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make such Swing Line Borrowing available to the Agent at the Agent’s Account, in same day funds.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the applicable Borrower at the address and in the account of such Borrower specified in the applicable Notice of Swing Line Borrowing.  Upon written demand by the Swing Line Bank, with a copy of such demand to the Agent, each other Lender will purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender’s Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to its Ratable Share of such Swing Line Advance.  Each Borrower hereby agrees to each such sale and assignment.  Each Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or the Borrowers.  If and to the extent that any Lender shall not have so made its Ratable Share of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate.  If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(c)                                  Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than the Revolving Credit Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.09 or 2.13 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

(d)                                 Each Notice of Revolving Credit Borrowing and Notice of Swing Line Borrowing of any Borrower shall be irrevocable and binding on such Borrower.  In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

(e)                                  Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Revolving Credit Borrowing on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender agrees to repay to the Agent forthwith on demand such corresponding amount.  If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to the Agent.  The Agent shall also be entitled to receive from such Lender or such Borrower, as the case may be, interest on such corresponding amount, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

(f)                                    The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing or to make the Swing Line Advance to be made by it as part of any Swing Line Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing or to prejudice any rights which any Borrower may have against any Lenders as a result of any default by such Lender hereunder.  No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.  The Competitive Bid Advances.  (a)  Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below in a principal amount (based in respect of any Advance denominated in a Foreign Currency on the Equivalent in Dollars at the time such Competitive Bid Borrowing is requested) not to exceed the aggregate Unused Commitments on such Business Day.

(i)                                     Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, simultaneously to the Sub-Agent), by telecopier or telex, a notice of a Competitive Bid Borrowing (a “Notice of Competitive Bid Borrowing”), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the Termination Date), (F) interest payment date or dates relating thereto, (G) location of such Borrower’s account to which funds are to be advanced and (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 10:00 A.M. (New York City time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as “Fixed Rate Advances”) and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 10:00 A.M. (London time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in any Foreign Currency and (z) 10:00 A.M. (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in  any Foreign Currency.  Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower.  The Agent or the Sub-Agent, as the case may be, shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

(ii)                                  Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent or the Sub-Agent, as the case may be (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, denominated in Dollars, (C) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency and (D) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender’s Commitment, if any), the rate or rates of interest therefor and such Lender’s Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders.  If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) or the Sub-Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

(iii)                               The Borrower proposing the Competitive Bid Borrowing shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing  consisting of Fixed Rate Advances denominated in Dollars, (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency and (D) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Foreign Currency, either:

(x)                                   cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

(y)                                 accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent or to the Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent or the Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent or the Sub-Agent, as the case may be, notice to that effect.  Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders.  If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

(iv)                              If the Borrower proposing the Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent or the Sub-Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

(v)                                 If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent or the Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent or the Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III.  Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time), in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Foreign Currency, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent or the Sub-Agent, as the case may be, pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent or the Sub-Agent, as the case may be pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02(a), in same day funds, such Lender’s portion of such Competitive Bid Borrowing in Dollars and (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender’s portion of such Competitive Bid Borrowing in such Foreign Currency.  Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing.  Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount and tenor of the Competitive Bid Borrowing.

(vi)                              If the Borrower proposing the Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower.  Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

(b)                                 Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitation set forth in the first sentence of subsection (a) above.

(c)                                  Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

(d)                                 Each Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance.  Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

(e)                                  Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance.  Upon the occurrence and during the continuance of an Event of Default, such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

(f)                                    The Indebtedness of each Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

SECTION 2.04.  Issuance of and Drawings and Reimbursement Under Letters of Credit.  (a)  Request for Issuance.  Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent prompt notice thereof by facsimile.  Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed promptly in writing, or facsimile, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than the earlier of the Termination Date or one year after the date of issuance thereof; provided that any Letter of Credit which provides for automatic one-year extension(s) of such expiration date shall be deemed to comply with the foregoing requirement if the Issuing Bank has the unconditional right to prevent any such automatic extension from taking place and each Issuing Bank hereby agrees to exercise such right to prevent any such automatic extension for each Letter of Credit outstanding after the Termination Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower requesting such issuance for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in

Article III, make such Letter of Credit available to the Borrower requesting such issuance at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Ratable Share of the Available Amount of such Letter of Credit.  Each Borrower hereby agrees to each such participation.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to any Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Ratable Share of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with Section 2.19, an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

(c)                                  Drawing and Reimbursement.  The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft.  Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the Company, the applicable Borrower (if not the Company) and the Agent.  Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the Company, each Lender shall pay to the Agent such Lender’s Ratable Share of such outstanding Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Advance to be funded by such Lender.  Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank.  Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.  If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)                                 Letter of Credit Reports.  Each Issuing Bank shall furnish (A) to the Agent (which shall promptly notify the Lenders) on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

(e)                                  Failure to Make Advances.  The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.04(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

SECTION 2.05.  Fees.  (a)  Facility Fee.  The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender’s Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 2005, and on the Termination Date.

(b)                                 Letter of Credit Fees.  (i)  Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender’s Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued at the request of such Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances in effect from time to time during such calendar quarter, payable in arrears quarterly on the third Business Day after the last Business Day of each March, June, September and December, commencing with the quarter ended September 30, 2005, and on and after the Termination Date payable upon demand; provided that such commission shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if the Borrowers are required to pay default interest pursuant to Section 2.08(b).

(ii)                                  Each Borrower shall pay to each Issuing Bank for its own account such reasonable fees as may from time to time be agreed in writing between the Company and such Issuing Bank.

(c)                                  Agent’s Fees.  The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

SECTION 2.06.  Termination or Reduction of the Commitments.  (a)  Termination or Reduction by the Company.  The Company shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently (except as otherwise permitted by Section 2.19) reduce ratably in part the respective Unused Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)                                 Termination by the Lenders.  If any of the following events shall occur and shall continue without cure for a period for 60 days (each, a “Put Event”):

(i)                                     the revocation, vacation or modification of a ruling by any court approving the Settlement Agreement (such revocation, vacation or modification being then non-appealable, other than for the reason of being an interlocutory ruling; not appealed from within the time permitted by law; or all available appeals or other means of review having been exhausted); or

(ii)                                  the occurrence of any event that results in a material increase of the Company’s asbestos-related liability in excess of the amounts provided for in the Settlement Agreement or a material reduction of the protection afforded to the Company by the Settlement Agreement; or

(iii)                               (A) before the effective date of the final plan of reorganization of W.R. Grace & Co., the stay of non-bankruptcy proceedings against the Company ceases to be in effect; (B) before the effective date of the final plan of reorganization of W.R. Grace & Co., a court schedules a trial of the issues raised in the adversary proceeding currently pending against the Company that are the subject matter of the Settlement Agreement; or (C) after the effective date of the final plan of reorganization of W.R. Grace & Co., the injunction granted under §524(g) of the Bankruptcy Code ceases to be in effect;

then, the Required Lenders may, by notice to the Company and the Agent (x) declare that the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (y) declare that the Advances, all interest thereon and all other amounts payable under this Agreement shall be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due any payable, without presentment, demand, protest or further notice of any kind, all of which are expressly hereby waived by the Borrowers and (z) make demand on the Company to pay to the Agent on behalf of the Lenders in same day funds for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or make such other reasonable arrangements in respect of outstanding Letters of Credit as shall be acceptable to the Required Lenders.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Advance in respect of such Letter of Credit.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers thereunder shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Company.

SECTION 2.07.  Repayment of Advances.  (a)  Revolving Credit Advances.  Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances made to it and then outstanding.

(b)                                 Swing Line Advances.  Each Borrower shall repay to the Agent for the account of (i) the Swing Line Bank and (ii) each other Lender which has made a Swing Line Advance by purchase from the Swing Line Bank pursuant to Section 2.02(b) the outstanding principal amount of each Swing Line Advance made by each of them on the Swing Line Advance Maturity Date specified in the applicable Notice of Swing Line Borrowing.

(c)                                  Letter of Credit Reimbursements.  The obligation of any Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, to repay any Revolving Credit Advance that results from payment of a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by a Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

(i)                                     any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii)                                  any change in the time, manner or place of payment of any Letter of Credit;

(iii)                               the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv)                              any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

(vi)                              any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of any Borrower in respect of the L/C Related Documents; or

(vii)                           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute a legal or equitable discharge of a Borrower’s obligations hereunder.

SECTION 2.08.  Interest on Revolving Credit Advances and Swing Line Advances.  (a)  Scheduled Interest.  Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance and each Swing Line Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)                                     Base Rate Advances.  During such periods as such Revolving Credit Advance is a Base Rate Advance and for each Swing Line Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears (A) in the case of a Base Rate Advance that is not a Swing Line Advance, quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full or (B) in the case of a Base Rate Advance that is a Swing Line Advance, on the date such Swing Line Advance shall be paid in full.

(ii)                                  Eurocurrency Rate Advances.  During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

(b)                                 Default Interest.  Upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Required Lenders shall, require each Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Revolving Credit Advance and each Swing Line Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.09.  Interest Rate Determination.  (a)  Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate.  If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.  The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.08(a)(ii).

(b)                                 If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the applicable currency in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its

Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances in the applicable currency for such Interest Period, the Agent shall forthwith so notify each Borrower and the Lenders, whereupon (A) the Borrower of such Eurocurrency Rate Advances in such currency will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances in such currency shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate.  Each Lender shall certify its cost of funds for each Interest Period to the Agent and the Company as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

(c)                                  If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

(d)                                 On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Revolving Credit Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

(e)                                  Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

(f)                                    If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

(i)                                     the Agent shall forthwith notify the relevant Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

(ii)                                  with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii)                               the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.10.  Optional Conversion of Revolving Credit Advances.  Each Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all Revolving Credit Advances denominated in Dollars of one Type comprising the same Borrowing into Revolving Credit Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b).  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

SECTION 2.11.  Prepayments of Revolving Credit Advances and Swing Line Advances.  (a) Optional.  Each Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing or Swing Line Advances comprising part of the same Swing Line Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of (x) not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof in the case of Revolving Credit Advances or (y) not less than $500,000 or an integral multiple thereof in the case of Swing Line Advances and (ii) in the event of any such prepayment of a Eurocurrency Rate Advance, the Borrower making such prepayment shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

(b)                                 Mandatory.  (i)  If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) the sum of aggregate principal amount of all Advances denominated in Dollars plus the aggregate principal amount of all Letters of Credit denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the sum of the aggregate principal amount of all Advances denominated in Foreign Currencies plus the aggregate principal amount of all Letters of Credit denominated in Foreign Currencies then outstanding exceeds 105% of the aggregate Revolving Credit Commitments of the Lenders on such date, the Company and each other Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount (or deposit an amount in the L/C Cash Deposit Account) sufficient to reduce such sum (calculated on the basis of the Available Amount of Letters of Credit being reduced by the amount in the L/C Cash Deposit Account) to an amount not to exceed 100% of the aggregate Revolving Credit Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid.  The Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Company and the Lenders, and shall provide prompt notice to the Company of any such notice of required prepayment received by it from any Lender.

(ii)                                  Each prepayment made pursuant to this Section 2.11(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance or a LIBO Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c).  The Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Company and the Lenders.

SECTION 2.12.  Increased Costs.  (a)  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend or issue or participate in letters of credit hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder.  A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.13.  Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or LIBO Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Foreign Currency hereunder, (a) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, in the applicable currency will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, (i) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (ii) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances in such currency or to Convert Revolving Credit Advances into Eurocurrency Rate Advances in such currency shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.14.  Payments and Computations.  (a)  Each Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Agent at the applicable Agent’s Account in same day funds.  Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds.  The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.03, 2.06(b)(ii), 2.12, 2.15 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.19 or an extension of the Termination Date pursuant to Section 2.20, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.  Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)                                 Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower’s accounts with such Lender any amount so due.

(c)                                  All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days and computations in respect of Competitive Bid Advances shall be made by the Agent or the Sub-Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Borrowing (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)                                  Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Foreign Currencies.

(f)                                    To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.14, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency or from a Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.14; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.14(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that each Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.14(f).

SECTION 2.15.  Taxes.  (a)  Any and all payments by any Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.14 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”).  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)                                 In addition, each Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as “Other Taxes”).

(c)                                  Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(d)                                 Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.  In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of any Borrower through an account or branch outside the United States or by or on behalf of any Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes.  For purposes of this subsection (d) and subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e)                                  Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and such Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes.  If the form provided by a

Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.  If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

(f)                                    For any period with respect to which a Lender has failed to provide the applicable Borrower with the appropriate form, certificate or other document described in Section 2.15(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, each Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

SECTION 2.16.  Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances or Swing Line Advances owing to it (other than pursuant to Section 2.12, 2.15 or 9.04(c)) in excess of its Ratable Share of payments on account of the Revolving Credit Advances and Swing Line Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances or Swing Line Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.17.  Evidence of Debt.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance and each Swing Line Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances and Swing Line Advances.  Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances and Swing Line Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

(b)                                 The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each

Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender’s share thereof.

(c)                                  Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

SECTION 2.18.  Use of Proceeds.  The proceeds of the Advances shall be available (and the Company agrees that it shall use such proceeds) solely for the working capital and general corporate purposes of the Company and its Subsidiaries, including, but not limited to, the payment of cash amounts required to be paid pursuant to the Settlement Agreement.

SECTION 2.19.  Increase in the Aggregate Commitments.  (a) The Company may, at any time prior to the Termination Date but in any event not more than twice in any twelve month period, by notice to the Agent, request that the aggregate amount of the Commitment be increased by an amount of $25,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $500,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Section 3.03 shall be satisfied.

(b)                                 The Agent shall promptly notify the Lenders of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”).  Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Company and the Agent.

(c)                                  Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase.  If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount not less than $5,000,000.

(d)                                 On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.20(c), an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be increased by the amount of the Commitment Increase so requested (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i)                                     (A) certified copies of resolutions of the Board of Directors of the Company or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Company (which may be in-house counsel), in substantially the form of Exhibit E hereto;

(ii)                                  an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Agent and the Company; and

(iii)                               confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.19(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 11:00 A.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Revolving Credit Commitments (without giving effect to the relevant Commitment Increase).  After the Agent’s receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Commitment Increase).

SECTION 2.20.  Extension of Termination Date.  (a) At least 60 days but not more than 90 days prior to either or both of the first and second anniversaries of the Effective Date, the Company, by written notice to the Agent, may request an extension of the Termination Date then in effect at such time for an additional one year from the Termination Date then in effect.  The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to such anniversary date, notify the Company and the Agent in writing as to whether such Lender will consent to such extension.  If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the applicable anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request.  The Agent shall notify the Company not later than 15 days prior to the applicable anniversary date of the decision of each Lender regarding the Company’s request for an extension of the Termination Date.

(b)                                 If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Termination Date in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year; provided that on such Extension Date the applicable conditions set forth in Section 3.03 are satisfied.  If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.20, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”).  To the extent that the Termination Date is not extended as to any Lender pursuant to this

Section 2.20 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.20 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.12, 2.15 and 9.04, and its obligations under Sections  8.05 and 9.08, shall survive the Termination Date for such Lender as to matters occurring prior to such date.  It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.

(c)                                  If fewer than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.20, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

(i)                                     any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid fees under Section 2.05(a) or (b)(i) owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii)                                  all additional costs, reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii)                               with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 2.12, 2.15 and 9.04, and its obligations under Sections 8.05 and 9.08, shall survive such substitution as to matters occurring prior to the date of substitution.  At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Agent as to the increase in the amount of its Revolving Credit Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.20 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender.  Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) above, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d)                                 If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.20) Lenders having Commitments greater than 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Company, and, subject to the satisfaction of the applicable conditions in Article III, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.20, and all references in this Agreement, and in the Notes, if any, to the “Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended.  Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03.  Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)                                  The Company shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

(b)                                 The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

(c)                                  On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

(i)                                     The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii)                                  No event has occurred and is continuing that constitutes a Default or that constitutes or would, with the passage of time, constitute a Put Event.

(d)                                 The Agent shall have received on or before the Effective Date the following, each dated such day (other than the Settlement Agreement), in form and substance satisfactory to the Agent:

(i)                                     The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.17.

(ii)                                  A guaranty in substantially the form of Exhibit D hereto (together with each other guaranty or guaranty supplement delivered pursuant to Section 5.01(h), in each case as amended, the “Subsidiary Guaranty”), duly executed by each of the Domestic Subsidiaries listed on Schedule 4.01(j) hereto.

(iii)                               Certified copies of the Settlement Agreement, in form and substance satisfactory to the Lenders, duly executed by each of the parties thereto.

(iv)                              Certified copies of the resolutions of the Board of Directors of each Loan Party approving the other Loan Documents to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents to which it is a party.

(v)                                 A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and the other documents to be delivered hereunder.

(vi)                              A favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Linklaters Loesch, counsel for the Loan Parties and Lux SCA, respectively, substantially in the form of Exhibits E-1 and E-2 hereto, respectively.

(vii)                           A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

(e)                                  The Company shall have terminated the commitments, and paid in full all Indebtedness, interest, fees and other amounts outstanding, under the $350,000,000 Three Year Credit Agreement dated as of December 19, 2003 among the Company, SAC(US), Cryovac and Lux SCA, as borrowers, the lenders parties thereto and Citibank, as administrative agent.  Each of the Lenders that is a party to the above described credit agreement, by execution hereof, hereby waives the requirement of three business days’ notice to the termination of the commitments thereunder.

SECTION 3.02.  Initial Advance to Each Designated Subsidiary.  The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date, and (except for the Notes) in sufficient copies for each Lender:

(a)                                  The Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.17.

(b)                                 Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the other Loan Documents to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents to be delivered by it.

(c)                                  A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Borrower Designation Agreement, the other Loan Documents to be delivered by it and the other documents to be delivered by it hereunder.

(d)                                 A Borrower Designation Agreement duly executed by such Designated Subsidiary and the Company.

(f)                                    Favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may request.

(g)                                 Such other approvals, opinions or documents as any Lender, through the Agent may reasonably request.

SECTION 3.03.  Conditions Precedent to Each Revolving Credit Borrowing, Swing Line Borrowing, Issuance, Commitment Increase and Extension Date.  The obligation of each Lender to make an Advance (other than (x) a Competitive Bid Advance, (y) a Swing Line Advance made by a Lender pursuant to Section 2.02(b) and (z) an Advance made by any Issuing Bank or any Lender pursuant to Section 2.04(c)), the obligation of each Issuing Bank to issue a Letter of Credit, each Commitment Increase and each extension of Commitments pursuant to Section 2.20 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, such issuance, the applicable Increase Date or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing, Notice of issuance, request for Commitment Increase, request for Commitment extension and the acceptance by the Borrower requesting such Borrowing of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by such Borrower or the Company in the case of a request for Commitment Increase or request for Commitment extension that on the date of such Borrowing or issuance, such Increase Date or such Extension Date such statements are true):

(i)                                     the representations and warranties contained in Section 4.01 (except, in the case of Borrowings and issuances, the representation set forth in the last sentence of subsection (e) thereof) are correct on and as of such date, before and after giving effect to such Borrowing, such issuance, such Commitment Increase or such extension of Commitments and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Borrowing or issuance shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Borrowing or such issuance, before and after giving effect to such Borrowing or such issuance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and

(ii)                                  no event has occurred and is continuing, or would result from such Borrowing, issuance, such Commitment Increase or such extension of Commitments or from the application of the proceeds therefrom, that constitutes a Default or that constitutes or would, with the passage of time, constitute a Put Event;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

SECTION 3.04.  Conditions Precedent to Each Competitive Bid Borrowing.  The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

(a)                                  the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and

(b)                                 no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default or that constitutes or would, with the passage of time, constitute a Put Event.

SECTION 3.05.  Determinations Under Section 3.01.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto.  The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrowers.  Each Borrower represents and warrants as follows:

(a)                                  Status.  Each of the Company and its Material Subsidiaries (i) is duly organized, validly existing and, if applicable, in good standing, under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or comparable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation and, if applicable, in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Power and Authority.  Each Borrower and each Subsidiary Guarantor has the corporate or comparable power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate or comparable action to authorize the execution, delivery and performance by it of each of such Loan Documents.  Each Borrower and each Subsidiary Guarantor has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)                                  No Violation.  Neither the execution, delivery or performance by any Borrower or any Subsidiary Guarantor of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) contravenes any provision of any law, statute, rule or regulation or any material order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflicts or is inconsistent with or results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Material Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) violates any provision of the certificate of incorporation or by-laws (or the equivalent documents) of the Company or any of its Material Subsidiaries.

(d)                                 Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained by the Company, any Borrower or any Subsidiary Guarantor to authorize, or is required for, (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

(e)                                  Financial Statements; Financial Condition.  The audited Consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2004 and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries (i) were prepared in accordance with generally accepted accounting principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with generally accepted accounting principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.  The unaudited Consolidated financial statements of the Company and its Subsidiaries dated March 31, 2005, and the related Consolidated statements of income or operations, and cash flows for the three months ended on March 31, 2005 (i) were prepared in accordance with generally accepted accounting principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to normal year-end audit adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby.  Since December 31, 2004 there has been no change in the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, that would reasonably be expected to have a Material Adverse Effect.

(f)                                    Litigation.  Except as disclosed in the Company’s filings with the Securities and Exchange Commission prior to the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against the Company or any Material Subsidiary in which there is a reasonable possibility of an adverse decision (i) which in any manner draws into question the validity or enforceability of any Loan Document or (ii) that would reasonably be expected to have a Material Adverse Effect.

(g)                                 True and Complete Disclosure.  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Lender (including, without limitation, all information relating to the Company and its Subsidiaries contained in the Loan Documents but excluding any forecasts and projections of financial information and results submitted to any Lender) for purposes of or in connection with this Agreement, or any transaction contemplated herein, is to the knowledge of the Company true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

(h)                                 Use of Proceeds; Margin Regulations.  (i)  All proceeds of Advances shall be used by the respective Borrowers for the working capital and general corporate purposes of the Company and its Subsidiaries, including , but not limited to, the payment of cash amounts required to be paid pursuant to the Settlement Agreement.

(ii)                                  No part of the proceeds of any Advance will be used by any Borrower or any Subsidiary thereof to purchase or carry any Margin Stock (other than repurchases by the Company of its own stock) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Advance or Letter of Credit nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(i)                                     Compliance with ERISA.  Each Plan is in substantial compliance with the material provisions of ERISA and the Internal Revenue Code; no Reportable Event has occurred with respect to a Plan which would reasonably be expected to result in a liability in excess of $30,000,000; no Plan is insolvent or in reorganization; excluding Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) the aggregate Unfunded Current Liability for all Plans does not exceed $30,000,000, and no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code; all material contributions required to be made with respect to a Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), or 4971 of the Internal Revenue Code; no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan other than pursuant to Section 4041(b) of ERISA; and no lien imposed under the Internal Revenue Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan.  All representations made in this Section 4.01(i) with respect to Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) shall be to the best knowledge of the Company.

(j)                                     Subsidiaries.  Schedule 4.01(j) correctly sets forth, as of the Effective Date, each Material Subsidiary of the Company.

(k)                                  Environmental Matters.  (i)  Each of the Company and its Subsidiaries is, to the knowledge of the Senior Financial Officers, after due inquiry, in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for any such noncompliance or failures which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii)                                  Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of any Environmental Law or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to release of any toxic or hazardous waste or substance into the environment, except for notices that relate to noncompliance or remedial action which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(l)                                     Investment Company Act.  Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)                               Public Utility Holding Company Act.  Neither the Company nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(n)                                 Patents, Licenses, Franchises and Formulas.  Each of the Company and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or each has obtained licenses or assignments of all other rights of whatever nature necessary for the present conduct of its businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a Material Adverse Effect.

(o)                                 Labor Relations.  Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect.

(p)                                 Solvency.  On the date hereof, each of SAC(US) individually, and the Company and its Subsidiaries taken as a whole, are Solvent.  “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person, (ii) it is then able and expects to be able to pay its debts (including, without limitation, Contingent Obligations and other commitments) as they mature, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of Contingent Obligations at any time shall be computed as the amount that, in the light of all the facts and circumstances known to the Company at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

ARTICLE V

COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants.  So long as any Advance or Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder:

(a)                                  Information Covenants.  The Company will furnish to the Agent (in sufficient quantity for each Lender):

(i)                                     Quarterly Financial Statements.  Within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period and the related Consolidated statements of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the related Consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, accompanied by a copy of the certification by the chief executive officer or the chief financial officer of the Company delivered to the Securities and Exchange Commission in connection with any report filed by the Company on a Form 10-Q (or any successor form), subject to normal year-end audit adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes.

(ii)                                  Annual Financial Statements.  Within 120 days after the close of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income and retained earnings and cash flows for such fiscal year, in each case reported on by independent certified public accountants of recognized national standing.

(iii)                               Officer’s Certificates.  At the time of the delivery of the financial statements provided for in 5.01(a)(i) and (ii), a certificate of the chief financial officer of the Company to the effect that to the best of such officer’s knowledge, no Default has occurred and is continuing, or if the chief financial officer is unable to make such certification, such officer shall supply a statement setting forth the reasons for such inability, specifying the nature and extent of such reasons.  Such certificate shall also set forth the calculations required to establish whether the Company was in compliance with the provisions of Section 5.03, at the end of such fiscal quarter or year, as the case may be.

(iv)                              Notice of Default, Put Event or Litigation.  Promptly, and in any event within five Business Days after a Senior Financial Officer obtains actual knowledge thereof, notice of (A) the occurrence of any event which constitutes a Default or that constitutes or would, with the passage of time, constitute a Put Event or (B) a development or event which would reasonably be expected to have a Material Adverse Effect.

(v)                                 Other Reports and Filings.  Within ten Business Days after the same are filed, copies of all reports on Forms 10-K, 10-Q, and 8-K and any amendments thereto, or successor forms, which the Company may file with the Securities and Exchange Commission or any governmental agencies substituted therefor.

(vi)                              Accounting Charges.  Until the Release Date, at the time of the delivery of the financial statements provided for in 5.01(a)(i) and (ii), a certificate of the chief financial officer of the Company itemizing Accounting Charges, if any, of $30,000,000 or more with respect to SAC(US) made or taken after the Effective Date.

(vii)                           Other Information.  From time to time, such other information or documents (financial or otherwise) as any Lender may reasonably request.

(b)                                 Books, Records and Inspections.  The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or the Required Lenders, at their own expense, upon five Business Days’ notice, to visit and inspect (subject to reasonable safety and confidentiality requirements) any of the properties of the Company or such Subsidiary, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times during normal business hours and intervals and to such reasonable extent as the Agent or the Required Lenders may request; provided that such Lender shall have given the Company’s Chief Financial Officer or Treasurer a reasonable opportunity to participate therein in person or through a designated representative.

(c)                                  Maintenance of Insurance.  The Company will, and will cause each of its Material Subsidiaries to maintain with financially sound and reputable insurance companies (which may include captive insurers) insurance as is reasonable for the business activities of the Company and its Subsidiaries.

(d)                                 Corporate Franchises.  The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and corporate or comparable franchises necessary or desirable in the normal conduct of its business; provided, however, that nothing in this subsection (d) shall prevent (i) any merger or consolidation between or among the Subsidiaries of the Company, in each case in accordance with Section 5.02(d), or (ii) the dissolution or liquidation of any Subsidiary of the Company or the withdrawal by the Company or any of its Subsidiaries of its qualification to do business as a foreign corporation in any jurisdiction, if the Company determines that there is a valid business purpose for doing so.

(e)                                  Compliance with Statutes, etc.  The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws applicable to the ownership or use of real property now or hereafter owned or operated by the Company or any of its Subsidiaries), except where the necessity of compliance therewith is being contested in good faith.

(f)                                    ERISA.  As soon as possible and, in any event, within 10 days after a Senior Financial Officer of the Company knows of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and the action, if any, that the Company or a Subsidiary is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:  that a Reportable Event which would reasonably be expected to result in a Material Adverse Effect has occurred; that a Plan has been or is expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Internal Revenue Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan pursuant to which the Company, a Subsidiary of the Company or an ERISA Affiliate will be required to contribute amounts in excess of $30,000,000 in the aggregate in any fiscal year of the Company in order to effect such termination; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary of the Company or any ERISA Affiliate will or is expected to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29) or 4971 of the Internal Revenue Code.

(g)                                 Performance of Obligations.  The Company will, and will cause each of its Material Subsidiaries to, perform all of its material monetary obligations, including tax liabilities, under the terms of each mortgage, indenture, security agreement and other material agreement by which it is bound, except where the same is being contested in good faith.

(h)                                 Additional Subsidiary Guarantors.  Until the Subsidiary Guaranty Release Date, the Company shall (i) within 30 days after the delivery of the financial statements required to be delivered pursuant to Section 5.01(a)(i) or (ii) cause each Domestic Subsidiary which, directly, or indirectly, is, at the date of such financial statements, a Material Subsidiary and not already a Subsidiary Guarantor, to become a Subsidiary Guarantor hereunder and (ii) immediately upon consummation of an Acquisition cause any Acquired Entity which, directly or indirectly, is both a Domestic Subsidiary and a Material Subsidiary, to become a Subsidiary Guarantor hereunder, in each case by executing a Subsidiary Guaranty and delivering to the Agent the documents that would have been required by Section 3.01(d)(ii), (iv) and (v) if such Subsidiary had been subject thereto on the Effective Date; provided that Sealed Air Funding Corporation shall not be required to become a Subsidiary Guarantor for as long as such action is, or is required to be, restricted by its organizational documents or documents entered into in connection with a Permitted Receivables Financing.

SECTION 5.02.  Negative Covenants.  So long as any Advance or Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder:

(a)                                  Liens.  The Company will not, and will not permit any of its Material Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i)                                     Liens existing on the date hereof securing Indebtedness outstanding on the date hereof or incurred pursuant to Section 5.02(b)(ii), in any case identified on Schedule 5.02(b)(ii);

(ii)                                  Liens on any asset securing Indebtedness incurred or assumed after the date hereof for the purpose of financing all or any part of the cost of purchasing or constructing such asset (including any Capital Lease); provided that such Lien attaches to such asset concurrently with or within 180 days after the purchase or completion of construction thereof;

(iii)                               any Lien on any asset of any Person existing at the time such Person becomes a Subsidiary of the Company and not created in contemplation of such event;

(iv)                              any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or any of its Subsidiaries and not created in contemplation of such event;

(v)                                 any Lien on any asset existing prior to the acquisition thereof by the Company or any of its Subsidiaries and not created in contemplation of such acquisition;

(vi)                              any Lien arising out of the renewal, replacement or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased other than by an amount equal to any reasonable financing fees and is not secured by any additional assets;

(vii)                           Liens created pursuant to any industrial revenue bond or similar conduit financing to secure the related Indebtedness, so long as such Lien is limited to the assets of the related project;

(viii)                        Liens securing any obligations of any Subsidiary of the Company to a Borrower or a Subsidiary Guarantor;

(ix)                                Liens on accounts receivable that are the subject of a Permitted Receivables Financing (and any related property that would ordinarily be subjected to a lien in connection therewith, such as proceeds and records);

(x)                                   Liens for taxes, governmental assessments, charges or levies in the nature of taxes not yet due and payable, or Liens for taxes, governmental assessments, charges or levies in the nature of taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

(xi)                                Liens imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanic’s liens and other similar Liens arising in the ordinary course of business, including, without limitation, Liens in respect of litigation claims made or filed against the Company or any of its Subsidiaries in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(xii)                             Permitted Encumbrances;

(xiii)                          utility deposits and pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation, or to secure the performance of tenders, statutory obligations, surety, customs and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(xiv)                         landlord’s liens under leases to which the Company or any of its Subsidiaries is a party;

(xv)                            Liens arising from precautionary UCC financing statement filings regarding operating leases; and

(xvi)                         Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of $275,000,000 and 10% of Consolidated Stockholders’ Equity as at the last day of the most recently ended fiscal quarter of the Company;

provided, that until the Release Date, the Company will not permit SAC(US) to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except as described in clauses (i), (ii), (iv), (vi), (vii), (ix), (x), (xi), (xii), (xiii), (xiv) and (xv) above to the extent such Liens secured Indebtedness or other obligations of SAC(US) and provided, further, that (x) the aggregate amount of Indebtedness secured by Liens on assets of SAC(US) pursuant to clause (ii) above shall not exceed $50,000,000 and (y) the aggregate amount of Indebtedness secured by Liens on assets of SAC(US) pursuant to clause (vii) above shall not exceed $10,000,000.

(b)                                 Subsidiary Indebtedness.  The Company will not permit any of its Material Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

(i)                                     Indebtedness incurred pursuant to this Agreement or the Subsidiary Guaranty (or any guarantee that such Material Subsidiary may be required to issue to any other creditor of the Company concurrently with and as a result of the issuance of the Subsidiary Guaranty);

(ii)                                  Indebtedness existing as of March 31, 2005 or incurred pursuant to commitments or lines of credit in effect as of March 31, 2005 in any case identified on Schedule 5.02(b)(ii), or any renewal, replacement or refunding thereof so long as such renewals, replacements or refundings do not increase the amount of such Indebtedness or such commitments or lines of credit in the aggregate;

(iii)                               Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated into the Company or any of its Subsidiaries and not created in contemplation of such event, provided that on a pro forma basis (assuming that such event had been consummated on the first day of the most recently ended period of four fiscal quarters for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a)), the Company would have been in compliance with Section 5.03 as of the last day of such period, and any renewal, replacement or refunding thereof so long as such renewal, replacement or refunding does not increase the amount of such Indebtedness;

(iv)                              Indebtedness of a Subsidiary Guarantor;

(v)                                 Indebtedness owed to the Company or a Subsidiary of the Company;

(vi)                              Indebtedness secured by Liens permitted pursuant to Section 5.02(a)(ii);

(vii)                           Indebtedness arising under a Permitted Receivables Financing; and

(viii)                        Indebtedness not otherwise permitted by the foregoing clauses of this Section 5.02(b) in an aggregate principal amount at any time outstanding not exceeding the greater of $275,000,000 and 10% of Consolidated Stockholders’ Equity as at the last day of the most recently ended fiscal quarter of the Company.

provided, that until the Release Date, the Company will not permit SAC(US) to create, assume or suffer to exist any Indebtedness, except as described in clauses (i), (ii), (vi) and (vii) above.

(c)                                  Limitations on Acquisitions.  The Company will not, and will not permit any of its Subsidiaries, to make any Material Acquisition unless (i) no Event of Default exists or would exist after giving effect to such Material Acquisition and (ii) concurrently with or before consummation of such Material Acquisition, the Company delivers to the Agent a certificate of the Chief Financial Officer of the Company, certifying that (A) immediately upon and following the consummation of such Material Acquisition, the Company will be in compliance with Sections 5.02(a) and (b) and (B) on a pro forma basis (assuming such Material Acquisition had been consummated on the first day of the most recently ended period of four fiscal quarters for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a)), the Company would have been in compliance with Section 5.03 as of the last day of such period.

(d)                                 Mergers and Consolidations.  The Company will not, and will not permit any Material Subsidiary to, be a party to any merger or consolidation, provided that (other than as may relate to SAC(US) prior to the Release Date):

(i)                                     any Subsidiary may consolidate with or merge into the Company or another Subsidiary if in any such merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

(ii)                                  any Person may consolidate with or merge into the Company or any Subsidiary if (A) in any such merger or consolidation involving the Company, the Company is the surviving or continuing corporation, (B) in any such merger or consolidation involving a Subsidiary the corporation resulting from such merger or consolidation shall be a Subsidiary; and (C) at the time of such merger or consolidation and after giving effect thereto, (i) if such transaction constitutes a Material Acquisition, the Company or such Subsidiary has complied with Section 5.02(c) and (ii) in any event, no Event of Default shall have occurred and be continuing or would result after giving effect to such transaction.

(e)                                  Asset Sales.  (i) Other than as may be permitted by clause (ii) below, the Company will not, and will not permit any Material Subsidiary to, sell, lease, transfer or otherwise dispose of (by merger or otherwise to a Person who is not a Wholly-Owned Subsidiary) all or any part of its property if such transaction involves a substantial portion of the business of the Company and its Subsidiaries, taken as a whole, provided that, until the Release Date, the Company shall not (x) sell, lease, transfer or otherwise dispose of any ownership interests in SAC(US) or (y) permit SAC(US) to sell, lease, transfer or otherwise dispose of any assets other than inventory in the ordinary course of business and sales or trade-ins of used equipment for fair value in the ordinary course of business for like assets or cash.  As used in this paragraph, a sale, lease, transfer or other disposition of any property of the Company or a Subsidiary shall be deemed to be a substantial portion of the business of the Company and its Subsidiaries, taken as a whole, if the property proposed to be disposed of, together with all other property previously sold, leased, transferred or disposed of (other than in the ordinary course of business and other than as part of a Permitted Receivables Financing) during the current fiscal year of the Company would exceed 10% of the Consolidated Assets as of the end of the immediately preceding fiscal year.

(ii)                                  The Company will not, and will not permit any Material Subsidiary to, sell, pledge or otherwise transfer any accounts receivable as a method of financing unless, after giving effect thereto the sum of (A) the aggregate uncollected balances of accounts receivable so transferred (“Transferred Receivables”) plus (y) the aggregate amount of collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $300,000,000 (a “Permitted Receivables Financing”).

(f)                                    Business.  The Company will not, and will not permit any of its Material Subsidiaries to, engage in any business other than the businesses in which the Company and its Subsidiaries, taken as a whole, are engaged on the Effective Date, plus extensions and expansions thereof, and businesses and activities incidental or related thereto.

(g)                                 Limitation on Asset Transfers to Foreign Subsidiaries.  Neither the Company nor any Domestic Subsidiary, will convey, sell, lease, assign, transfer or otherwise dispose of (collectively, a “transfer”) any of its property, business or assets (including, without limitation leasehold interests), whether now owned or hereafter acquired, to any Foreign Subsidiary, except (other than as may relate to SAC(US) prior to the Release Date) such transfers which, individually or in the aggregate, would not reasonably be expected to materially and adversely affect the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

(h)                                 Amendment of Settlement Agreement.  Without the prior consent of the Agent acting at the direction of the Required Lenders, the Company will not (i) cancel or terminate the Settlement Agreement, or consent to or accept any cancellation or termination thereof, or (ii) amend or otherwise modify the Settlement Agreement or give any consent, waiver or approval thereunder, waive any default under or breach of the Settlement Agreement, agree in any manner to any other amendment, modification or change of any term or condition of the Settlement Agreement or take any other action in connection with the Settlement Agreement, in each case under this clause (ii), to the extent that such amendment, modification, consent, waiver, approval or action could reasonably be expected to increase the asbestos-related liability of the Company and its Subsidiaries in excess of the amounts provided for in the Settlement Agreement or materially reduce the protection against asbestos-related liabilities afforded to the Company and its Subsidiaries by the Settlement Agreement.

SECTION 5.03.  Financial Covenants.  So long as any Advance or Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder:

(a)                                  Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio for any Test Period to be less than 3.0 to 1.0.

(b)                                 Leverage Ratio.  The Company will not permit the Leverage Ratio for any Test Period ended during the periods set forth below to be more than ratio set opposite such period:

Period	Leverage Ratio
Through December 31, 2005	4.25 to 1.0
After December 31, 2005	4.00 to 1.0

(c)                                  Liquidity.  Until the Release Date, the Company will not permit its Minimum Liquidity to be less than $250,000,000 plus the amount of any Commitment Increase pursuant to Section 2.19.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                  Payments.  Any Borrower shall (i) default in the payment when due of any payment of principal of its Advances or Notes or (ii) default, and such default shall continue unremedied for at least two Business Days, of any payment of interest on its Advances or Notes, of any fees or other amounts owing by it hereunder or thereunder; or

(b)                                 Representations, etc.  Any representation, warranty or statement made by any Borrower herein or in any other Loan Document or in any certificate delivered pursuant hereto or thereto shall prove to have been, when made, untrue in any material respect; or

(c)                                  Covenants.  Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 5.01(a)(iv), 5.01(h), 5.02 (other than subsections (f) or (g) thereof) or 5.03 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 6.01(a) or (b) and clause (i) of this Section 6.01(c) but including Sections 5.02(f) and (g)) contained in this Agreement and such default described in this clause (ii) shall continue unremedied for a period of 30 days after written notice to the Company by the Agent or the Required Lenders; or

(d)                                 Default Under Other Agreements.  (i)  The Company or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or other mandatory required prepayment or by reason of optional prepayment or tender by the issuer at its discretion, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this clause (d) unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $30,000,000 at any one time; or

(e)                                  Bankruptcy, etc.  The Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company or any of its Material Subsidiaries, and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Material Subsidiaries, or the Company or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries, or there is commenced against the Company or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

(f)                                    ERISA.  (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA (other than 4041(b)), any Plan shall have an Unfunded Current Liability, a material contribution required to be made to a Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), or 4971 of the Internal Revenue Code; and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability, involving in any case in excess of $30,000,000; or

(g)                                 Judgments.  One or more judgments or decrees shall be entered against the Company or any of its Material Subsidiaries involving in the aggregate for the Company and its Material Subsidiaries a liability (not paid or fully covered by insurance) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(h)                                 Guaranty.  Article VII hereof, the Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect, or the Company or any Subsidiary Guarantor or any Person acting by or on behalf of the Company or any Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under Article VII hereof or the Subsidiary Guaranty, as the case may be; or

(i)                                     Change of Control.  A Change of Control shall occur; or

(j)                                     Accounting Charges.  Accounting Charges of $50,000,000 or more with respect to SAC(US) shall be made or taken after the Effective Date and prior to the Release Date;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the

Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.04(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default.  If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other reasonable arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of the Borrowers to pay to the Agent on behalf of the Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.  If at any time the Agent reasonably determines that any funds held in the L/C Cash Deposit Account are subject to any right or interest of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that are free and clear of any such right and interest.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Advance in respect of such Letter of Credit.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be promptly returned to the Company.

ARTICLE VII

GUARANTY

SECTION  7.01  Guaranty.  (a)  The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement or any Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any Lender in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Agent or any Lender under or in respect of this Agreement or any Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Borrower.

SECTION 7.02.  Guaranty Absolute.  The Company guarantees payment of the Guaranteed Obligations strictly in accordance with the terms of this Agreement and any Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto.  The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and any Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this

Guaranty, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions.  The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)                                  any lack of validity or enforceability of this Agreement, the Notes or any agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and any Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

(c)                                  any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)                                 any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any other collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement and any Notes or any other assets of any Borrower or any of its Subsidiaries;

(e)                                  any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

(f)                                    any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

(g)                                 the failure of any other Person to execute or deliver this any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

(h)                                 any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise, all as though such payment had not been made.

SECTION 7.03.  Waivers and Acknowledgments.  The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

(b)                                 The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)                                  The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any of the other Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

(d)                                 The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

(e)                                  The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and any Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04.  Subrogation.  The Company hereby unconditionally and irrevocably agrees until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date not to exercise any rights that it may now have or hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company’s obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated.  If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and any Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Company’s request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

SECTION 7.05.  Subordination.  The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by each other Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

(a)                                  Prohibited Payments, Etc.  Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), the Company may receive regularly scheduled payments from any other Borrower on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), however, unless the Required Lenders otherwise agree, the Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)                                 Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Borrower, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Company receives payment of any Subordinated Obligations.

(c)                                  Turn-Over.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Guaranty.

(d)                                 Agent Authorization.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.06.  Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.  The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders.

ARTICLE VIII

THE AGENT

SECTION 8.01.  Authorization and Action.  Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law.  The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

SECTION 8.02.  Agent’s Reliance, Etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this

Agreement, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Agent:  (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07 or an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.19 or 2.20, as the case may be; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action reasonably taken or omitted to be taken in good faith by it in accordance with the reasonable advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.03.  CUSA and Affiliates .  With respect to its Commitments, the Advances made by it and the Note issued to it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include CUSA in its individual capacity.  CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.  The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Company or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

SECTION 8.04.  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 8.05.  Indemnification.  (a)  Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by a Borrower), from and against such Lender’s Ratable Share (determined at the time indemnification is sought hereunder) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share (determined at the time indemnification is sought hereunder) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by a Borrower.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

(b)                                 Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender’s Ratable Share (determined at the time indemnification is sought hereunder) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share (determined at the time indemnification is sought hereunder) of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.  In the case of any investigation, litigation or proceeding to which this Section 8.05(b) applies, such indemnity shall be effective whether any such investigation, litigation or proceeding is brought by an Issuing Bank, any Lender or a third party.

(c)                                  The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender’s Ratable Share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.  Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this Section 8.05 that are subsequently reimbursed by the Company or any Borrower.

SECTION 8.06.  Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 8.07.  Sub-Agent.  The Sub-Agent has been designated under this Agreement to carry out duties of the Agent.  The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

SECTION 8.08.  Other Agents.  Each Lender hereby acknowledges that neither the syndication agent, the documentation agents nor any other Lender designated as any “Agent” on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Competitive Bid Notes), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following:  (a) waive any of the conditions specified in Section 3.01, (b) increase the Revolving Credit Commitments of such Lender other than as provided in Section 2.19, (c) reduce the principal of, or interest on, the Revolving Credit Advances, the Swing Line Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or Swing Line Advances or any fees or other amounts payable hereunder other than as provided in Section 2.20, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) waive the requirement of Section 2.06(a) that the reductions of Commitments be applied ratably, (g) other than pursuant to the terms of the Subsidiary Guaranty, release the Subsidiary Guarantors (or otherwise limit such Subsidiary Guarantors’ liability with respect to the obligations owing to the Agent and the Lenders under the Subsidiary Guaranties) if such release or limitation is in respect of a material portion of the value of the Subsidiary Guaranties to the Agent and the Lenders, (h) release the Company (or otherwise limit the Company’s liability with respect to the obligations of the Subsidiary Borrowers) from its guaranty set forth in Article VII hereof or (i) amend this Section 9.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note, (y) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Swing Line Bank in its capacities as such under this Agreement and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

SECTION 9.02.  Notices, Etc.  (a)  All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), if to any Borrower, at the Company’s address at Park 80 East, Saddle Brook, New Jersey 07663, Attention:  Treasurer, with a copy to Attention:  General Counsel; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, provided that materials required to be delivered pursuant to Section 5.01(a)(i), (ii) or (v) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to the Company by the Agent.  All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b)                                 So long as CUSA or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(a)(i), (ii) and (v) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com.  The Company agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”).  The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

(c)                                  Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier.  Each Lender agrees (i) to notify the Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.  Costs and Expenses.  (a)  The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement.  The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

(b)                                 The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of any Borrower or any of its Subsidiaries or any Environmental Claims relating in any way to any Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  Each Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

(c)                                  If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or LIBO Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09, 2.11 or 2.13, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by a Borrower pursuant to Section 9.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.09, 2.11 or 2.13, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.  If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.09 or 2.13 exceeds the sum required to satisfy such Lender’s liability in respect of such Advances, such Lender agrees to remit to the Company such excess.

(d)                                 Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.12, 2.14(f), 2.15 9.04 and 9.12(c) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

SECTION 9.05.  Right of Set-off.  Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.  Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

SECTION 9.06.  Binding Effect.  This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 9.07.  Assignmentsand Participations.  (a)  Each Lender may and, if demanded by a Borrower (following a demand by such Lender pursuant to Section 2.12 or 2.15) upon at least five Business Days’ notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Revolving Credit Advances owing to it, its participations in Letters of Credit and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the Unissued Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined on the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or an integral thereof unless, in each case, the applicable Borrower and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by a Borrower pursuant to this Section 9.07(a) shall be arranged by such Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by a Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either such Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment (other than the Borrower) shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by a Borrower, such recordation fee shall be payable by such Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of a Borrower to an Eligible Assignee that is an existing Lender.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.12, 2.15 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement other than its obligations under Section 9.08 and, to the extent any claim thereunder relates to an event arising prior to such assignment, Section 8.05 (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)                                 By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c)                                  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to each other Borrower.

(d)                                 The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each

Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Each Lender may sell participations to one or more banks or other entities (other than the Borrowers or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment(s) to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(f)                                    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or any Borrower furnished to such Lender by or on behalf of the Company or such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Company or any Borrower received by it from such Lender.

(g)                                 Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 9.08.  Confidentiality.  Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Company furnished to the Agent or the Lenders by the Company (such information being referred to collectively herein as the “Confidential Information”), except that each of the Agent and each of the Lenders may disclose Confidential Information (i) to its and its affiliates’ employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to any assignee or participant or prospective assignee or participant, (vii) to the extent such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Company, (viii) to such Lender’s direct or indirect contractual counterparties in swap, securitization or derivative transactions or to legal counsel, accountants and other professional advisors to such counterparties, in each case, on a confidential basis and (ix) with the consent of the Company.

SECTION 9.09.  Designated Subsidiaries.  (a)  Designation.  The Company may at any time, and from time to time, by delivery to the Agent of a Borrower Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit F hereto, designate such Subsidiary as a “Designated Subsidiary” for purposes of this Agreement and such Subsidiary shall thereupon become a “Designated Subsidiary” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder.  The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

(b)                                 Termination.  Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary or any other Borrower (other than the Company) then, so long as at the time no Notice of Competitive Bid Borrowing, Notice of Revolving Credit Borrowing, Notice of Issuance or Letter of Credit in respect of such Designated Subsidiary is outstanding, such Subsidiary’s status as a “Designated Subsidiary” or a “Borrower” shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company).  Thereafter, the Lenders shall be under no further obligation to make any Advance or issue any Letter of Credit hereunder to such Designated Subsidiary or such Borrower.

SECTION 9.10.  Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.11.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12.  Judgment.  (a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b)                                 If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Foreign Currency with Dollars at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c)                                  The obligation of the Borrowers in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

SECTION 9.13.  Jurisdiction, Etc.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each Borrower hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Company at its offices specified in Section 9.02(a) and each Borrower hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.  Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02(a).  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.  To the extent that any Borrower or any Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Borrower and each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

(b)                                 Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.14.  Substitution of Currency.  If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and LIBO Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

SECTION 9.15.  No Liability of the Issuing Banks.  None of the Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, or the respective directors, officers, employees, agents and advisors of such Person or such Affiliate, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or any failure to honor a Letter of Credit where such Issuing Bank is, under applicable law, required to honor it.  The parties hereto expressly agree that, as long as the Issuing Bank has not acted with gross negligence or willful misconduct, such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

SECTION 9.16.  Patriot Act.  Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.  The Company and each other Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and such Lender in maintaining compliance with the Patriot Act.

SECTION 9.17.  Waiver of Jury Trial.  Each of the Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SEALED AIR CORPORATION

	By	/s/	David H. Kelsey
		Name:	David H. Kelsey
		Title:	Senior Vice President and Chief Financial Officer

SEALED AIR CORPORATION (US)

	By	/s/	David H. Kelsey
		Name:	David H. Kelsey
		Title:	Vice President and Chief Financial Officer

CRYOVAC, INC.

	By	/s/	David H. Kelsey
		Name:	David H. Kelsey
		Title:	Vice President and Chief Financial Officer

SEALED AIR LUXEMBOURG S.C.A.

	By	/s/	David H. Kelsey
		Name:	David H. Kelsey
		Title:	Director of Sealed Air Spain (Holdings) S.L., a manager of Sealed Air Luxembourg SCA

CITICORP USA, INC.,
as Agent

	By	/s/	Wajeeh Faheem
		Name:	Wajeeh Faheem
		Title:	Vice President

Letter of Credit Commitment

$25,000,000	CITICORP USA, INC.

	By:	/s/	Wajeeh Faheem
		Name:	Wajeeh Faheem
		Title:	Vice President

$25,000,000	Total of the Letter of Credit Commitments

Initial Lenders

Revolving Credit Commitment
Administrative Agent
$50,000,000	CITICORP USA, INC.

	By	/s/	Wajeeh Faheem
		Name:	Wajeeh Faheem
		Title:	Vice President

Syndication Agent
$50,000,000	BANK OF AMERICA, N.A.

	By	/s/	Marwan Isbaih
		Name:	Marwan Isbaih
		Title:	SVP

Documentation Agents
$36,000,000	BNP PARIBAS

	By:	/s/	Simone Vinocour
		Name:	SIMONE VINOCOUR
		Title:	Vice President

	By:	/s/	Christopher Perras
		Name:	CHRISTOPHER PERRAS
		Title:	ASSOCIATE

$36,000,000	ABN AMRO BANK N.V.

	By:	/s/	Nancy W. Lanzoni
		Name:	Nancy W. Lanzoni
		Title:	Director

	By:	/s/	Nick Zorin
		Name:	Nick Zorin
		Title:	Associate

$36,000,000	CALYON NEW YORK BRANCH

	By:	/s/	James Gibson
		Name:	James GIBSON
		Title:	Managing Director

	By:	/s/	Rod Hurst
		Name:	Rod HURST
		Title:	Director

Senior Managing Agents
$25,000,000	BANK OF TOKYO-MITSUBISHI TRUST COMPANY

	By:	/s/	Karen Ossolinski
		Name:	Karen Ossolinski
		Title:	Vice President

$25,000,000	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/	David A. Buck
		Name:	David A. Buck
		Title:	Senior Vice President

$25,000,000	MORGAN STANLEY BANK

	By:	/s/	Daniel Twenge
		Name:	Daniel Twenge
		Title:	Vice President Morgan Stanley Bank

$25,000,000	COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A.,
“RABOBANK INTERNATIONAL”,
NEW YORK BRANCH

	By:	/s/	Richard J. Beard
		Name:	Richard J. Beard
		Title:	Executive Director

	By:	/s/	Rebecca Morrow
		Name:	Rebecca Morrow
		Title:	Executive Director

$25,000,000	MIZUHO CORPORATE BANK, LTD.

	By:	/s/	Raymond Ventura
		Name:	Raymond Ventura
		Title:	Senior Vice President

$25,000,000	SUNTRUST BANK

	By:	/s/	Robert Bugbee
		Name:	Robert Bugbee
		Title:	Director

$25,000,000	THE ROYAL BANK OF SCOTLAND PLC

	By:	/s/	Robert Casey
		Name:	Robert Casey
		Title:	Senior Vice President

Co-Agents
$18,000,000	CREDIT SUISSE, CAYMAN ISLANDS BRANCH

	By:	/s/	Jay Chall
		Name:	Jay Chall
		Title:	Director

	By:	/s/	Marco Baldoni
		Name:	Marco Baldoni
		Title:	Assistant Vice President

$18,000,000	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

	By:	/s/	Jay Levit
		Name:	Jay Levit
		Title:	Vice President

	By:	/s/	John Martini
		Name:	John Martini
		Title:	Vice President

$18,000,000	JPMORGAN CHASE BANK, N.A.

	By:	/s/	Peter S. Predun
		Name:	Peter S. Predun
		Title:	Vice President

$18,000,000	NATIONAL CITY BANK

	By:	/s/	Melissa G. Landy
		Name:	Melissa G. Landy
		Title:	Senior Vice President

Lenders
$15,000,000	SANPAOLO IMI S.P.A.

	By:	/s/	Renato Carducci
		Name:	Renato Carducci
		Title:	General Manager

	By:	/s/	Robert Wurster
		Name:	Robert Wurster
		Title:	Senior Vice President

$10,000,000	MERRILL LYNCH BANK USA

	By:	/s/	Louis Alder
		Name:	Louis Alder
		Title:	Director

$10,000,000	LEHMAN COMMERCIAL PAPER INC.

	By:	/s/	Janine M. Shugan
		Name:	Janine M. Shugan
		Title:	Authorized Signatory

$10,000,000	ALLIED IRISH BANK PLC

	By:	/s/	Michael Doyle
		Name:	Michael Doyle
		Title:	Senior Relationship Manager

$500,000,000	Total of the Revolving Credit Commitments

SCHEDULE I

SEALED AIR CORPORATION

FIVE YEAR CREDIT AGREEMENT

APPLICABLE LENDING OFFICES

Name of Initial Lender	Domestic Lending Office	Eurocurrency Lending Office

ABN AMRO Bank N.V.	208 South LaSalle Street Suite 1500 Chicago, IL 60604 Attn: Credit Administration T: 312 992-51521 F: 312 992-5157	208 South LaSalle Street Suite 1500 Chicago, IL 60604 Attn: Credit Administration T: 312 992-51521 F: 312 992-5157

Allied Irish Bank plc	Attn: John Cassidy T: 016603529 F: 016416614	Attn: John Cassidy T: 016603529 F: 016416614

Banco Bilbao Vizcaya Argentaria, S.A.	1345 Avenue of the Americas 45th Floor New York, NY 10105 Attn: Miguel Lara T: 212 728-1664 F: 212 333-2904	1345 Avenue of the Americas 45th Floor New York, NY 10105 Attn: Miguel Lara T: 212 728-1664 F: 212 333-2904

Bank of America, N.A.	1850 Gateway Blvd. CA4-906-05-11 Concord, CA 94520 Attn: Curtis Loney T: 925 675-8398 F: 888 969-9252	1850 Gateway Blvd. CA4-906-05-11 Concord, CA 94520 Attn: Curtis Loney T: 925 675-8398 F: 888 969-9252

Bank of Tokyo-Mitsubishi Trust Company	c/o Bank of Tokyo-Mitsubishi Trust Company 1251 Avenue of the Americas 12th Floor New York, NY 10020 Attn: Rolando Uy T: 201 413-8570 F: 201 521-2304	c/o Bank of Tokyo-Mitsubishi Trust Company 1251 Avenue of the Americas 12th Floor New York, NY 10020 Attn: Rolando Uy T: 201 413-8570 F: 201 521-2304

BNP Paribas	919 Third Avenue, 3rd Floor New York, NY 10022 Attn: Daphne Coates T: 212 471-6628 F: 212 471-6695	919 Third Avenue, 3rd Floor New York, NY 10022 Attn: Daphne Coates T: 212 471-6628 F: 212 471-6695

Calyon, New York Branch	1301 Avenue of the Americas New York, NY 10019 Attn: Agnes Castillo T: 212 251-7669 F: 212 459-3180	1301 Avenue of the Americas New York, NY 10019 Attn: Agnes Castillo T: 212 251-7669 F: 212 459-3180

Citicorp USA, Inc.	Two Penns Way New Castle, DE 19720 Attn: Paul Joseph T: 302 894-6016 F: 212 994-0961	Two Penns Way New Castle, DE 19720 Attn: Paul Joseph T: 302 894-6016 F: 212 994-0961

1

Credit Suisse, Cayman Islands Branch	Eleven Madison Avenue New York, NY 10010 Attn: Karl Studer T: 212 324-2000	Eleven Madison Avenue New York, NY 10010 Attn: Karl Studer T: 212 324-2000

JPMorgan Chase Bank, N.A.	1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Sheila King T: 713 750-2242 F: 713 750-2782	1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Sheila King T: 713 750-2242 F: 713 750-2782

Lehman Commercial Paper Inc.

Merrill Lynch Bank USA

Mizuho Corporate Bank, Ltd.	1251 Avenue of the Americas New York, NY 10020 T: 212 282-3000 F: 212 282-4250	1251 Avenue of the Americas New York, NY 10020 T: 212 282-3000 F: 212 282-4250

Morgan Stanley Bank	2500 Lake Park Blvd., Suite 300 C West Valley City, UT 84120 Attn: Larry Benison/Min Jo T: 212 537-1439/1381 F: 212 537-1867/1866	2500 Lake Park Blvd., Suite 300 C West Valley City, UT 84120 Attn: Larry Benison/Min Jo T: 212 537-1439/1381 F: 212 537-1867/1866

National City Bank	One South Broad Street 14th Floor, Locator 01-5997 Philadelphia, PA 19107 Attn: Maryann Jones T: 267 256-4000 F: 267 256-4001	One South Broad Street 14th Floor, Locator 01-5997 Philadelphia, PA 19107 Attn: Maryann Jones T: 267 256-4000 F: 267 256-4001

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch	245 Park Avenue New York, NY 10167 Attn: Clemencia Stewart T: 201 499-5245 F: 201 499-5326	245 Park Avenue New York, NY 10167 Attn: Clemencia Stewart T: 201 499-5245 F: 201 499-5326

The Royal Bank of Scotland PLC	101 Park Avenue, 12th Floor New York, NY 10178 Attn: Li Yao Li T: 212 401-1335 F: 212 401-1494	101 Park Avenue, 12th Floor New York, NY 10178 Attn: Li Yao Li T: 212 401-1335 F: 212 401-1494

SANPAOLO IMI S.P.A.	245 Park Avenue New York, NY 10167 Attn: Robert Mancini/Luca Sacchi T: 212 692-3163/3130 F: 212 692-3178	245 Park Avenue New York, NY 10167 Attn: Robert Mancini/Luca Sacchi T: 212 692-3163/3130 F: 212 692-3178

Sumitomo Mitsui Banking Corporation	277 Park Avenue New York, NY 10172 Attn: Edward McColly T: 212 224-4139 F: 212 224-4384	277 Park Avenue New York, NY 10172 Attn: Edward McColly T: 212 224-4139 F: 212 224-4384

SunTrust Bank	303 Peachtree Street NE Mail Code 1941 Atlanta, GA 30308 Attn: Chantay Spralding T: 404 813-5026 F: 404 575-2730	303 Peachtree Street NE Mail Code 1941 Atlanta, GA 30308 Attn: Chantay Spralding T: 404 813-5026 F: 404 575-2730

2

Schedule 2.01(c)

EXISTING LETTERS OF CREDIT

Issuer	Beneficiary	Expiration Date	Amount
Citibank, N.A.	Liberty Mutual	3/28/06	$4,000,000
Citibank, N.A.	Kemper	3/01/06	3,579,000
Citibank, N.A.	CNA	2/14/06	68,370
Total:			7,647,370

3

SCHEDULE 4.01(j)

Material Subsidiaries

Domestic Material Subsidiaries/Subsidiary Guarantors:

Sealed Air Corporation (US)

Cryovac, Inc

Sealed Air Funding Corporation (not a Subsidiary Guarantor

at the inception of the Five Year Credit Agreement)

Foreign Material Subsidiaries:

Sealed Air Finance LLC

Cryovac International Holdings Inc

Sealed Air Australia (Holdings) Pty Ltd

Cryovac Australia Pty. Ltd.

Sealed Air (Canada) Co./Cie

Sealed Air S.A.S.

S.A. Management Holding GmbH & Co

Sealed Air GmbH

Sealed Air Holdings BV

Sealed Air B.V.

Ciras CV

Sealed Air (Canada) Holdings BV

Sealed Air Netherlands (Holdings) II BV

Sealed Air Netherlands (Holdings) I BV

Sealed Air Finance Ireland

Sealed Air Srl

Sealed Air Italy Srl

Sealed Air Luxembourg SCA

Sealed Air Luxembourg (I) Sarl

Sealed Air Luxembourg (II) Sarl

Sealed Air Luxembourg Sarl

Sealed Air de Mexico SRL

Sealed Air Holdings (New Zealand) I, LLC

Sealed Air (New Zealand)

Sealed Air Spain (Holdings) SL

Sealed Air Spain (Holdings) II

Sealed Air S.L.

Sealed Air Limited

4

SCHEDULE 5.02(b)(ii)

EXISTING SUBSIDIARY INDEBTEDNESS

Sealed Air Corporation

Indebtedness of Material Subsidiaries &

Liens securing Indebtedness of Sealed Air Corporation and Material Subsidiaries

(000’s)

DEBTOR	TYPE OF CREDIT	CURRENCY UNIT	AVAILABLE LINES OF CREDIT	TOTAL LONG-TERM DEBT	SUPPORTED BY LIENS?	LOCATION OF LIEN

Sealed Air Corporation (US)
	Lease	USD		13	YES

Cryovac, Inc.
	Lease	USD	—	22,555	YES	Rogers, AR
	Lease	USD	—	13,106	YES	St. Joseph, MO	(a)
Sealed Air B.V.
	Line of Credit	EUR	2,750	—	NO

Sealed Air Limited
	Line of Credit	GBP	1,362	—	NO
	Loan Notes	GBP	—	292	NO

Sealed Air S.A.S.
	Lease	EUR	—	1,492	NO
	Overdraft Facilities	EUR	29,316	—	NO

Cryovac Australia Pty. Limited
	Loan	AUD	—	409	NO
	Overdraft Facility	AUD	4,000	—	NO

Cryovac Australia Pty. Limited & Sealed Air (New Zealand)	Dual-Currency Revolving Credit Facility	AUD	170,000		NO		(b), (c)

Sealed Air GmbH
	Lines of Credit	EUR	9,000	—	NO

Sealed Air Srl
	Overdraft Facilities	EUR	13,105	—	NO
	Bank Loans	EUR	—	692	NO

Sealed Air Finance Ireland
	Overdraft Facility	EUR	5,000	—	NO

Sealed Air (New Zealand)
	Overdraft Facilities	NZD	4,104	—	NO

Sealed Air (Canada) Co./Cie
	Line of Credit	CAD	8,000	—	NO

Sealed Air de Mexico, S.A. DE C.V
	Lines of Credit	MXN	72,000	—	NO

Sealed Air S.L.
	Line of Credit	EUR	1,200	—	NO

Sealed Air Luxembourg SCA
	Lines of Credit	USD	40,000	—	NO

Sealed Air Corporation
	6.95% Sr. Notes Due 05/15/09	USD	—	227,269	NO	(b), (d)
	5.375% Sr. Notes Due 04/15/08	USD	—	300,000	NO	(b), (d)
	5.625% Sr. Notes Due 07/15/13	USD	—	400,000	NO	(b), (d)
	6.875% Sr. Notes Due 07/15/33	USD	—	450,000	NO	(b), (d)
	Convertible Sr. Notes 3.00% Due 6/30/33	USD	—	431,250	NO	(b), (d)

2

Sealed Air Finance LLC
	5.625% EURO Notes Due 07/19/06	EUR	—	200,000	NO	(b)

(a) Represents an equipment lease between City of St. Joseph, Missouri and Cryovac, Inc. in the amount of $13.7 million.

(b) Obligations are guaranteed by each of the Domestic Subsidiaries that guarantees obligations under this Agreement, but only for so long as such subsidiaries are Subsidiary Guarantors under this Agreement.

(c) Amounts available under the Dual-Currency Revolving Credit Facility Agreement dated as of March 12, 2002, amended and restated as of March 11, 2005 among Cryovac Australia Pty Ltd, Sealed Air (New Zealand), Citisecurities Limited, Salomon Smith Barney Australia Securities Pty Limited, Westpac Banking Corporation and the financiers parties thereto. Total facility amount is 170 million Australian dollars.

(d) Primary obligor is the Company.

3

EXHIBIT A-1 - FORM OF

REVOLVING CREDIT

PROMISSORY NOTE

U.S.$	Dated: , 200

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a                           corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                           (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances and Swing Line Advances made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of July 26, 2005 among the Borrower, [Sealed Air Corporation], the other borrowers parties thereto, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance and Swing Line Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds.  Both principal and interest of each Swing Line Advance are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013.  Each Revolving Credit Advance and each Swing Line Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances and Swing Line Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance and each such Swing Line Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

[NAME OF BORROWER]

By
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT A-2 - FORM OF

COMPETITIVE BID

PROMISSORY NOTE

U.S.$	Dated: , 200

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a                           corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                           (the “Lender”) for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement dated as of July 26, 2005 among the Borrower, [Sealed Air Corporation], the other borrowers parties thereto, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined)), on                , 200 , the principal amount of [U.S.$               ] [for a Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

Interest Rate:      % per annum (calculated on the basis of a year of       days for the actual number of days elapsed).

Both principal and interest are payable in lawful money of                  to Citicorp USA, Inc., as agent, for the account of the Lender at the office of Citibank, at                           in same day funds.

This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[NAME OF BORROWER]

By
Title:

EXHIBIT B-1 - FORM OF NOTICE OF

REVOLVING CREDIT BORROWING

Citicorp USA, Inc., as Agent

for the Lenders parties

to the Credit Agreement

referred to below

Two Penns Way

New Castle, Delaware 19720

[Date]

Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of July 26, 2005 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, [Sealed Air Corporation], certain other borrowers parties thereto, certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)                                     The Business Day of the Proposed Revolving Credit Borrowing is                , 200 .

(ii)                                  The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

(iii)                               The aggregate amount of the Proposed Revolving Credit Borrowing is $               ][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

[(iv)                          The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is       month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A)                              the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date and additionally, if the undersigned is a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date; and

(B)                                no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default or that constitutes or would, with the passage of time, constitute a Put Event.

Very truly yours,

[NAME OF BORROWER]

By
Title:

2

EXHIBIT B-2 - FORM OF NOTICE OF

COMPETITIVE BID BORROWING

Citicorp USA, Inc., as Agent

for the Lenders parties

to the Credit Agreement

referred to below

Two Penns Way

New Castle, Delaware 19720

[Date]

Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of July 26, 2005 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, [Sealed Air Corporation], certain other borrowers parties thereto, certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the “Proposed Competitive Bid Borrowing”) is requested to be made:

(A)	Date of Competitive Bid Borrowing
(B)	Amount of Competitive Bid Borrowing
(C)	[Maturity Date] [Interest Period]
(D)	Interest Rate Basis
(E)	Day Count Convention
(F)	Interest Payment Date(s)
(G)	Currency
(H)	Borrower’s Account Location
(I)

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

(a)                                  the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date and additionally, if the undersigned is a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

(b)                                 no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default or that constitutes or would, with the passage of time, constitute a Put Event;

(c)                                  no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

(d)                                 the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

Very truly yours,

[NAME OF BORROWER]

By
Title:

2

EXHIBIT C - FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Five Year Credit Agreement dated as of July 26, 2005 (as amended or modified from time to time, the “Credit Agreement”) among Sealed Air Corporation, a Delaware corporation (the “Company”), certain other Borrowers (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as agent for the Lenders (the “Agent”).  Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule 1 hereto agree as follows:

1.                                       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes) together with participations in Letters of Credit held by the Assignor on the date hereof.  After giving effect to such sale and assignment, the Assignee’s Commitment(s) and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

2.                                       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note[, if any,] held by the Assignor [and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

3.                                       The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.15 of the Credit Agreement.

4.                                       Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.  The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

5.                                       Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.12, 2.15 and 9.04 of the Credit Agreement to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under the Credit Agreement other than its obligations under Sections 8.05 of the Credit Agreement to the extent any claim thereunder relates to an event arising prior to such assignment and Section 9.08 of the Credit Agreement).

6.                                       Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

7.                                       This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.                                       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

2

Schedule 1

to

Assignment and Acceptance

Percentage interest assigned:		%

Assignee’s Revolving Credit Commitment:	$

Assignee’s Letter of Credit Commitment:	$

Aggregate outstanding principal amount of Revolving Credit Advances assigned:	$

Principal amount of Revolving Credit Note payable to Assignee:	$

Principal amount of Revolving Credit Note payable to Assignor:	$

Effective Date*: , 200

[NAME OF ASSIGNOR], as Assignor

By
Title:

Dated:	, 200

[NAME OF ASSIGNEE], as Assignee

By
Title:

Dated:	, 200

Domestic Lending Office:
[Address]

Eurocurrency Lending Office:
[Address]

*                                         This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

3

Accepted [and Approved]** this

day of , 200

CITICORP USA, INC., as Agent

By
Title:

[Approved this day

of	, 200

SEALED AIR CORPORATION

By		]*
Title:

[Approved this	day
of	, 200

[NAME OF ISSUING BANK]

By		]*
Title:

**                                  Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of “Eligible Assignee”.

*                                         Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of “Eligible Assignee”.

*                                         Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of “Eligible Assignee”.

4

EXHIBIT E - FORM OF

OPINION OF COUNSEL

FOR THE BORROWER

[To come]

EXHIBIT F - FORM OF

BORROWER DESIGNATION AGREEMENT

[DATE]

To each of the Lenders

  parties to the Credit Agreement

  (as defined below) and to Citicorp USA, Inc.

  as Administrative Agent for such Lenders

Ladies and Gentlemen:

Reference is made to the Five Year Credit Agreement dated as of July 26, 2005 among Sealed Air Corporation (the “Company”), certain other Borrowers (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as agent for the Lenders (the “Credit Agreement”).  Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

Please be advised that the Company hereby designates its undersigned Subsidiary,              (“Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.

The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement.  In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

(a)                                  The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of                       .

(b)                                 The execution, delivery and performance by the Designated Subsidiary of this Borrower Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary’s charter or by-laws or (ii) any law, rule or regulation applicable to the Designated Subsidiary or (iii) any material contractual or legal restriction binding on the Designated Subsidiary.  This Borrower Designation Agreement and the Notes delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Borrower Designation Agreement, the Credit Agreement or the Notes to be delivered by it.

(d)                                 This Borrower Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

(e)                                  There is no pending or, to the knowledge of the Designated Subsidiary, threatened action or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Borrower Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

This Borrower Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

SEALED AIR CORPORATION

By
Name:
Title:

[THE DESIGNATED SUBSIDIARY]

By
Name:
Title:

2